UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): October 22, 2024

HIGH ROLLER TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

001-947210

(Commission File Number)

Delaware	87-4159815
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

400 South 4th Street, Suite 500-#390
Las Vegas, Nevada 89101

(Address of principal executive offices, with zip code)

(702) 509-5244

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ROLR	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 22, 2024, High Roller Technologies, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with ThinkEquity LLC, as representative (the “Representative”) of the several underwriters identified therein (the “Underwriters”), relating to the Company’s initial public offering (the “IPO”) of 1,250,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at sale price of $8.00 per share generating gross proceeds of $10,000,000. The Company also granted the Underwriters a 45-day option to purchase up to 187,500 additional shares of Common Stock on the same terms and conditions for the purpose of covering any over-allotments in connection with the IPO.

The Company previously filed the form of underwriting agreement as an exhibit to the Company’s registration statement on Form S-1, as amended from time to time (File No. 333-276176), which was declared effective by the Securities and Exchange Commission on October 22, 2024 (the “Registration Statement”). A copy of the final executed underwriting agreement is included in Exhibit 1.1 hereto and is incorporated by reference into this Current Report on Form 8-K.

On October 24, 2024, the Company consummated the IPO and issued 1,250,000 shares of Common Stock for aggregate net proceeds of approximately $9.0 million, after deducting underwriting discounts and commissions and estimated offering expenses. The Company intends to use the proceeds for marketing, advertising, expansion to new markets, launch of new brands and general corporate purposes including working capital and general and administrative matters.

Concurrently with the closing of the IPO, the Company also issued warrants to purchase up to 62,500 shares of Common Stock to the Representative and its designees, at an exercise price of $10.00 per share (the “Underwriter Warrants”). The Underwriter Warrants are exercisable beginning on April 20, 2025, and expire on October 22, 2029. The form of Underwriter Warrants is included in Exhibit 4.1 hereto and is incorporated by reference into this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

A copy of a slide presentation that the Company will use during presentations made before individuals and small groups at ThinkEquity Conference, October 30, 2024 (the "Presentation Materials"), is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein. The Presentation Materials speak as of the date of this Current Report on Form 8-K. While the Company may elect to update the Presentation Materials in the future or reflect events and circumstances occurring or existing after the date of this Current Report on Form 8-K, the Company specifically disclaims any obligation to do so. Additionally, the Company has posted the Presentation Materials on the Investor Relations section of Company’s website: ir.highroller.com. The information contained in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by reference in such a filing.

Item 8.01. Other Events.

On October 22, 2024, the Company issued a press release announcing the pricing of the IPO, a copy of which is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

On October 24, 2024, the Company issued a press release announcing the closing of the IPO, a copy of which is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

1.1*	Underwriting Agreement, dated October 22, 2024, by and between the registrant and ThinkEquity LLC.
4.1	Form of Underwriter Warrants (incorporated by reference to Exhibit 4.2 to the Company’s Form S-1/A, as filed with the Securities and Exchange Commission on March 22, 2024).
99.1	High Roller Technologies, Inc. Investor Presentation dated Fall 2024
99.2	Press Release of the Company, dated October 22, 2024.
99.3	Press Release of the Company, dated October 24, 2024.

* Certain schedules, exhibits and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish copies of such omitted materials supplementally upon request by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGH ROLLER TECHNOLOGIES, INC.

Date: October 28, 2024	By:	/s/ Ben Clemes
Ben Clemes Chief Executive Officer

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